EXHIBIT 10.38

                                Purchase contract

                                     between

Revitasan Establishment                         as buyer
Postfach 266
9485 Nendeln

and

UTG Communications Belgium NV                   as seller
Ruggefeldlaan 814
2100 Antwerp

Preamble

Die Multicom Communications NV , Spoorweglaan 3, 2610 Antwerp is presently offering Telecom Services in Belgium since 1997. It is a known carrier for serving the retail business.

1. The buyer acquires 2500 shares of Multicom Communications NV nom. 1000 BEF for the total buying price of BFR 25.000.--(twenty five thousend BEF)

2. The selling price was paid at the time of the signature of this contract in cash. The receipt of the amount is herewith confirmed.

3. The buyer confirms that he is aware and has received a copy of all existing contracts, balancesheets as well as P/L account during the process of due diligence. The Seller confirms that he is aware of any legal cases or discussions if any, and that no other non balance sheets transactions are existing.

4. The seller agrees to cooperate for the delivery of minutes as well as for other work to be provided, to provde these under separate contracts or orders.

5. With the signature of this contract, the legal binding start will be the date of the contract.

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6. The Buyer has no obligation to change the company name.

7. If there are credits from Multicom to UTG Belgium or to the group companies of UTG , all credits must be paid back within a reasonable time such as 6 month after the signature of this contract.

UTG Belgium NV                            Revitasan Establishment


/s/ Ueli Ernst                            /s/ K. Kranz

U. Ernst                                  K. Kranz

Date 5.7.1999